EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB  of Epic Bancorp for the quarter ended September 30, 2004, I, Michael Moulton, Chief Financial Officer of Epic Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           such Quarterly Report on Form 10-QSB of Epic Bancorp for the quarter ended September 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Quarterly Report on Form 10-QSB  of Epic Bancorp for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Epic Bancorp

Date: November 12, 2004

	BY:	/s/ Michael E. Moulton
MICHAEL MOULTON
Chief Financial Officer